Exhibit 99.1

KILROY REALTY CORPORATION

Q1 2015 Supplemental Financial Report

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2014, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of March 31, 2015, the Company’s stabilized portfolio consisted of 101 office buildings, which encompassed an aggregate of 13.0 million rentable square feet and was 96.1% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Eli Khouri	Executive VP and CIO
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Heidi R. Roth	Executive VP, CAO and Controller
		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
Cantor Fitzgerald & Company		KeyBanc Capital Markets
Evan Smith	(212) 915-1220	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Morgan Stanley
Michael Bilerman	(212) 816-1383	Vance Edelson	(212) 761-0078
Cowen and Company		RBC Capital Markets
James Sullivan	(646) 562-1380	Richard Moore	(440) 715-2646
Credit Suisse		Robert W. Baird & Co.
Ian Weissman	(212) 538-6889	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Ross T. Nussbaum	(212) 713-2484
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Brendan Maiorana	(443) 263-6516
Green Street Advisors
Jed Reagan	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $1.01; includes gain on sale of land of approximately $0.19 per share

• Net income available to common stockholders per share of $0.45; also includes the gain on sale of land

• Revenues of $146.1 million

• Same Store cash net operating income (“NOI”) increased 2.1%; adjusted for significant one-time items cash NOI decreased 0.2%

• Same Store GAAP NOI increased 6.3%; adjusted for significant one-time items GAAP NOI increased 5.8%

• Stabilized portfolio was 96.1% occupied and 97.4% leased at quarter-end, which excludes 10 properties held for sale

• 436,459 square feet of leases commenced in the stabilized portfolio

• 402,174 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• $130.0 million is outstanding on the line of credit as of March 31, 2015 • Raised $114.7 million of equity through the at-the-market offering program • Repaid $26.2 million secured debt at par
• In January 2015, completed the sale of a land parcel in Irvine, CA for gross proceeds of $26.0 million

• In February 2015, completed the acquisition of a development opportunity comprised of four parcels located at 330, 333, 401 Dexter Avenue North and 400 Aurora Avenue North, aggregating approximately 2.4 acres in the South Lake Union submarket of Seattle, WA for a purchase price of $49.5 million

• In April 2015, completed the sale of a Redmond, WA office property for gross proceeds of approximately $51.2 million

• Entered into contract to sell nine office properties in San Diego, CA in two tranches for total gross proceeds of approximately $258.0 million. The Company completed the sale of the first tranche for gross proceeds of approximately $95.0 million in April and expects to close the second tranche later in the second quarter of 2015.

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 29 through 30 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	3/31/2015 (1)	12/31/2014 (1)	9/30/2014 (1)	6/30/2014 (1)	3/31/2014 (1)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$146,082	$142,628	$131,082	$129,194	$126,318
Lease Termination Fees, net (3)	9	459	1,737	1,844	1,464
Net Operating Income	107,635	104,041	92,543	91,798	89,133
Acquisition-related Expenses	128	211	431	609	228
Capitalized Interest and Debt Costs	10,871	11,229	13,328	11,750	10,783
Net Income Available to Common Stockholders	39,874	27,540	15,669	27,228	96,532
EBITDA (2)	112,367	91,458	80,965	83,241	78,271
Funds From Operations (2)(4)(5)	91,532	69,817	60,399	63,307	57,221
Funds Available for Distribution (4)(5)	61,277	26,187	37,667	37,392	38,348
Net Income Available to Common Stockholders per common share – diluted (5)	$0.45	$0.32	$0.18	$0.32	$1.14
Funds From Operations per common share – diluted (5)	$1.01	$0.78	$0.69	$0.72	$0.66
Dividends per common share (5)	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	73.7%	72.9%	70.6%	71.1%	70.6%
Interest Coverage Ratio	4.1x	3.3x	3.0x	3.2x	3.0x
Fixed Charge Coverage Ratio	3.6x	2.9x	2.6x	2.9x	2.7x
FFO Payout Ratio	34.3%	44.1%	49.4%	46.8%	51.4%
FAD Payout Ratio	51.3%	117.7%	79.2%	79.3%	76.7%
ASSETS:
Real Estate Held for Investment before Depreciation	$5,985,469	$6,057,932	$5,751,097	$5,667,027	$5,434,024
Total Assets (6)	5,725,480	5,633,736	5,487,464	5,273,792	5,114,543
CAPITALIZATION:
Total Debt	$2,426,550	$2,465,022	$2,424,033	$2,236,509	$2,148,954
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	6,841,936	6,082,572	5,063,838	5,276,400	4,922,040
Total Market Capitalization	9,468,486	8,747,594	7,687,871	7,712,909	7,270,994
Total Debt / Total Market Capitalization	25.6%	28.2%	31.5%	29.0%	29.5%
Total Debt and Preferred / Total Market Capitalization	27.8%	30.4%	34.1%	31.6%	32.3%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 29 through 30 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes gains on dispositions of discontinued operations of $11.5 million, $5.6 million, $14.7 million, and $90.1 million for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively, and a $17.3 million and $3.5 million gain on sale of land for the three months ended March 31, 2015 and June 30, 2014, respectively.

(2)	EBITDA and Funds From Operations for the three months ended March 31, 2015 and June 30, 2014 include a $17.3 million and $3.5 million gain on sale of land, respectively.

(3)	Lease termination fees are presented net of accelerated amortization of deferred rent receivables.

(4)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(5)	Reported amounts are attributable to common stockholders and common unitholders.

(6)	Total assets as of March 31, 2015, December 31, 2014, September 30, 2014, and March 31, 2014 include “Real estate assets and other assets held for sale, net.”

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

High Price	$78.86	$71.47	$63.96	$62.88	$59.53
Low Price	$70.48	$58.73	$58.03	$57.29	$49.72
Closing Price	$76.17	$69.07	$59.44	$62.28	$58.58

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)(2)	88,031	86,260	83,388	82,916	82,218
Closing common partnership units (in 000’s) (1)	1,793	1,804	1,804	1,804	1,804
	89,824	88,064	85,192	84,720	84,022

________________________

(1)	As of the end of the period.

(2)	In the first quarter of 2015, the Company issued 1,507,393 common shares under its at-the-market stock offering program at a weighted average price of $76.09 per share before selling commissions.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
ASSETS:
Land and improvements	$838,927	$877,633	$757,036	$675,489	$679,991
Buildings and improvements	3,880,883	4,059,639	3,882,015	3,720,863	3,706,662
Undeveloped land and construction in progress	1,265,659	1,120,660	1,112,046	1,270,675	1,047,371
Total real estate assets held for investment	5,985,469	6,057,932	5,751,097	5,667,027	5,434,024
Accumulated depreciation and amortization	(921,279)	(947,664)	(912,623)	(885,580)	(854,977)
Total real estate assets held for investment, net	5,064,190	5,110,268	4,838,474	4,781,447	4,579,047

Real estate assets and other assets held for sale, net	190,751	8,211	49,815	—	28,272
Cash and cash equivalents	50,181	23,781	200,431	24,571	95,534
Restricted cash	8,287	75,185	17,487	93,522	33,717
Marketable securities	13,337	11,971	12,076	11,747	11,001
Current receivables, net	8,122	7,229	6,443	10,588	11,092
Deferred rent receivables, net	168,581	156,416	139,910	134,269	130,750
Deferred leasing costs and acquisition-related intangible assets, net	182,251	201,926	183,057	178,841	188,466
Deferred financing costs, net	17,346	18,374	19,373	16,978	15,195
Prepaid expenses and other assets, net	22,434	20,375	20,398	21,829	21,469
TOTAL ASSETS	$5,725,480	$5,633,736	$5,487,464	$5,273,792	$5,114,543
LIABILITIES AND EQUITY:
Liabilities:
Secured debt	$516,725	$546,292	$549,896	$553,427	$556,946
Exchangeable senior notes, net	—	—	135,049	170,704	169,528
Unsecured debt, net	1,783,280	1,783,121	1,743,962	1,431,301	1,431,217
Unsecured line of credit	130,000	140,000	—	90,000	—
Accounts payable, accrued expenses and other liabilities	217,352	225,830	243,602	215,535	187,631
Accrued distributions	33,532	32,899	31,897	31,730	31,456
Deferred revenue and acquisition-related intangible liabilities, net	128,730	132,239	114,504	114,670	107,569
Rents received in advance and tenant security deposits	46,887	49,363	45,086	43,085	43,952
Liabilities of real estate assets held for sale	9,768	56	3,099	—	634
Total liabilities	2,866,274	2,909,800	2,867,095	2,650,452	2,528,933
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	880	863	834	829	822
Additional paid-in capital	2,761,176	2,635,900	2,530,282	2,519,268	2,479,740
Distributions in excess of earnings	(154,355)	(162,964)	(159,799)	(145,851)	(143,636)
Total stockholders’ equity	2,800,112	2,666,210	2,563,728	2,566,657	2,529,337
Noncontrolling Interests
Common units of the Operating Partnership	53,232	51,864	51,419	51,798	51,388
Noncontrolling interest in consolidated subsidiary	5,862	5,862	5,222	4,885	4,885
Total noncontrolling interests	59,094	57,726	56,641	56,683	56,273
Total equity	2,859,206	2,723,936	2,620,369	2,623,340	2,585,610
TOTAL LIABILITIES AND EQUITY	$5,725,480	$5,633,736	$5,487,464	$5,273,792	$5,114,543

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
REVENUES
Rental income	$130,932	$110,098
Tenant reimbursements	14,425	11,519
Other property income	725	2,141
Total revenues	146,082	123,758
EXPENSES
Property expenses	24,714	24,483
Real estate taxes	12,715	10,989
Provision for bad debts	242	—
Ground leases	776	762
General and administrative expenses	12,768	10,811
Acquisition-related expenses	128	228
Depreciation and amortization	51,487	48,536
Total expenses	102,830	95,809
OTHER (EXPENSES) INCOME
Interest income and other net investment gains	360	177
Interest expense	(16,878)	(17,252)
Total other (expenses) income	(16,518)	(17,075)
INCOME FROM CONTINUING OPERATIONS BEFORE GAINS ON SALE OF REAL ESTATE	26,734	10,874
Gain on sale of land	17,268	—
INCOME FROM CONTINUING OPERATIONS	44,002	10,874
DISCONTINUED OPERATIONS: (1)
Income from discontinued operations	—	943
Gains on dispositions of discontinued operations	—	90,115
Total income from discontinued operations	—	91,058
NET INCOME	44,002	101,932
Net income attributable to noncontrolling common units of the Operating Partnership	(815)	(2,087)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	43,187	99,845
Preferred dividends	(3,313)	(3,313)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$39,874	$96,532
Weighted average common shares outstanding – basic	86,897	82,125
Weighted average common shares outstanding – diluted	87,434	84,140
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.45	$1.17
Net income available to common stockholders per share – diluted	$0.45	$1.14

________________________

(1)
Effective January 1, 2015, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-08, which changed the criteria for reporting discontinued operations. As a result operating properties held for sale and operating property dispositions will no longer be reported as discontinued operations.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$39,874	$96,532
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	815	2,087
Depreciation and amortization of real estate assets	50,843	48,717
Gains on sales of depreciable real estate	—	(90,115)
Funds From Operations (2)(3)	$91,532	$57,221
Weighted average common shares/units outstanding – basic (4)	89,881	85,161
Weighted average common shares/units outstanding – diluted (4)	90,419	87,176
FFO per common share/unit – basic (2)	$1.02	$0.67
FFO per common share/unit – diluted (2)	$1.01	$0.66
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$91,532	$57,221
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(9,602)	(13,067)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(3,013)	(2,353)
Net effect of straight-line rents	(19,450)	(3,959)
Amortization of net below market rents (6)	(1,928)	(1,734)
Amortization of deferred financing costs and net debt discounts/(premiums) (7)	50	835
Noncash amortization of share-based compensation awards	3,571	2,502
Other lease related adjustments, net (8)	117	(1,097)
Funds Available for Distribution (1)	$61,277	$38,348

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(1)	See pages 27 and 28 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.0 million and $2.4 million for the three months ended March 31, 2015 and 2014, These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes the noncash amortization of the debt discount on the Company's exchangeable senior notes, which were repaid in November 2014, for the three months ended March 31, 2014.

(8)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014	% Change
Total Same Store Portfolio
Number of properties	90	90
Square Feet	11,281,795	11,281,795
Percent of Stabilized Portfolio	86.5%	84.8%
Average Occupancy	95.5%	94.6%
Operating Revenues:
Rental income	$105,382	$100,139	5.2%
Tenant reimbursements	10,942	10,615	3.1%
Other property income	725	2,135	(66.0)%
Total operating revenues (2)	117,049	112,889	3.7%
Operating Expenses:
Property expenses (3)	22,078	23,069	(4.3)%
Real estate taxes	9,646	9,718	(0.7)%
Provision for bad debts	218	—	100.0%
Ground leases	776	762	1.8%
Total operating expenses	32,718	33,549	(2.5)%
GAAP Net Operating Income	$84,331	$79,340	6.3%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended March 31,
	2015	2014	% Change
Total operating revenues	$104,973	$104,501	0.5%
Total operating expenses	32,522	33,570	(3.1)
Cash Net Operating Income	$72,451	$70,931	2.1%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of March 31, 2015.

(2)	Total operating revenues for the three months ended March 31, 2014 includes $1.3 million related to a net lease termination fee.

(3)	Property expenses for the three months ended March 31, 2014 includes $1.0 million related to cash paid for nonrecurring legal fees.

(4)	Please refer to page 31 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings (1)	YTD NOI % (1)	SF % (1)	Total SF (1)	3/31/2015 (1)	12/31/2014	3/31/2015 (1)
Los Angeles and Ventura Counties
101 Corridor	4	1.6%	2.3%	306,324	99.5%	98.9%	100.0%
El Segundo	5	7.4%	8.4%	1,090,525	98.7%	99.1%	98.8%
Hollywood	1	2.0%	2.5%	324,617	90.8%	90.6%	94.7%
Long Beach	7	4.0%	7.3%	946,857	89.3%	90.1%	91.1%
West Los Angeles	10	4.2%	6.4%	837,191	93.5%	86.2%	94.5%
Total Los Angeles and Ventura Counties	27	19.2%	26.9%	3,505,514	94.3%	92.8%	95.4%

Total Orange County	1	2.0%	2.1%	271,556	96.0%	98.7%	98.7%

San Diego County
Del Mar	17	13.9%	13.4%	1,743,613	97.1%	96.5%	97.1%
I-15 Corridor	5	4.4%	4.1%	540,854	98.1%	98.1%	98.1%
Mission Valley	4	1.4%	2.2%	290,585	87.4%	87.4%	96.2%
Point Loma	1	0.3%	0.8%	103,900	61.2%	46.3%	67.4%
Sorrento Mesa	9	3.5%	4.5%	591,186	100.0%	88.5%	100.0%
University Towne Center	1	0.2%	0.4%	47,212	100.0%	71.9%	100.0%
Total San Diego County	37	23.7%	25.4%	3,317,350	95.8%	90.9%	96.8%

San Francisco Bay Area
Menlo Park	7	3.7%	2.9%	378,358	100.0%	100.0%	100.0%
Mountain View	3	4.8%	3.3%	428,060	100.0%	100.0%	100.0%
San Francisco	6	20.3%	16.5%	2,150,522	95.1%	96.9%	98.6%
Sunnyvale	8	8.9%	7.1%	930,221	100.0%	95.9%	100.0%
Total San Francisco Bay Area	24	37.7%	29.8%	3,887,161	97.3%	97.3%	99.2%

Greater Seattle
Bellevue	2	7.9%	6.9%	905,225	97.5%	98.4%	98.9%
Kirkland	4	1.7%	2.1%	279,924	90.0%	90.0%	92.0%
Lake Union	6	7.8%	6.8%	880,990	100.0%	100.0%	100.0%
Total Greater Seattle	12	17.4%	15.8%	2,066,139	97.5%	98.1%	98.4%

TOTAL STABILIZED PORTFOLIO	101	100.0%	100.0%	13,047,720	96.1%	94.4%	97.4%

Average Occupancy
Quarter-to-Date
95.4%

(1) Excludes properties held for sale at March 31, 2015. See page 21, "2015 Dispositions and Operating Properties Held for Sale"

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	98.5%
24025 Park Sorrento	101 Corridor	108,671	100.0%
2829 Townsgate Road	101 Corridor	81,067	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	98.3%
999 N. Sepulveda Boulevard	El Segundo	128,592	92.5%
6255 W. Sunset Boulevard	Hollywood	324,617	90.8%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	75.3%
3780 Kilroy Airport Way	Long Beach	219,745	83.4%
3800 Kilroy Airport Way	Long Beach	192,476	94.6%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	90.8%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.4%
12200 W. Olympic Boulevard	West Los Angeles	150,117	99.7%
12233 W. Olympic Boulevard	West Los Angeles	151,029	87.6%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	95.7%
501 Santa Monica Boulevard	West Los Angeles	73,115	68.7%
Total Los Angeles and Ventura Counties		3,505,514	94.3%

Orange County, California
2211 Michelson Drive	Irvine	271,556	96.0%
Total Orange County		271,556	96.0%

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	96.6%
12340 El Camino Real	Del Mar	87,774	91.4%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Center Drive	Del Mar	50,677	100.0%
3611 Valley Center Drive	Del Mar	130,349	96.3%
3661 Valley Center Drive	Del Mar	129,782	89.7%
3721 Valley Center Drive	Del Mar	114,780	79.9%
3811 Valley Center Drive	Del Mar	112,067	100.0%
7525 Torrey Santa Fe	Del Mar	103,979	100.0%
7535 Torrey Santa Fe	Del Mar	130,243	100.0%
7545 Torrey Santa Fe	Del Mar	130,354	100.0%
7555 Torrey Santa Fe	Del Mar	101,236	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	86.6%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	96.6%
2355 Northside Drive	Mission Valley	53,610	87.4%
2365 Northside Drive	Mission Valley	96,436	73.3%
2375 Northside Drive	Mission Valley	51,516	91.9%
2385 Northside Drive	Mission Valley	89,023	100.0%
2305 Historic Decatur Road	Point Loma	103,900	61.2%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
Total San Diego County		3,317,350	95.8%

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupancy
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
303 Second Street	San Francisco	740,047	92.2%
100 First Street	San Francisco	466,490	95.8%
250 Brannan Street	San Francisco	95,008	100.0%
201 Third Street	San Francisco	344,551	92.9%
301 Brannan Street	San Francisco	74,430	100.0%
360 Third Street	San Francisco	429,996	99.2%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		3,887,161	97.3%

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.5%
10900 NE 4th Street	Bellevue	416,755	96.2%
10210 NE Points Drive	Kirkland	84,641	94.4%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	76.4%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,139	97.5%

TOTAL		13,047,720	96.1%

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	16	20	254,166	182,293	$38.09	19.9%	10.6%	57.8%	72

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	22	20	215,232	186,942	$40.65	26.7%	18.5%	61

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months ended March 31, 2015, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months ended March 31, 2015, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended March 31, 2015, 16 new leases totaling 152,489 square feet were signed but not commenced as of March 31, 2015.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

Q1 2015
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$1,988

Tenant Improvements & Leasing Commissions (1)	2,664

Total	$4,652

Q1 2015
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$2,070

Tenant Improvements & Leasing Commissions (1)	7,532

Total	$9,602

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2015	81	866,580	7.1%	$27,479	6.0%	$31.71
2016	88	816,586	6.7%	24,978	5.5%	30.59
2017	108	1,783,139	14.6%	60,639	13.3%	34.01
2018	68	1,337,276	10.8%	53,752	11.7%	40.20
2019	81	1,487,170	12.0%	54,077	11.8%	36.36
2020	74	1,778,318	14.5%	64,444	14.1%	36.24
2021	24	635,498	5.2%	28,045	6.1%	44.13
2022	14	292,911	2.4%	11,903	2.6%	40.64
2023	14	462,876	3.8%	21,574	4.7%	46.61
2024	16	467,801	3.8%	16,902	3.7%	36.13
2025 and beyond	22	2,356,212	19.1%	93,620	20.5%	39.73
Total (1)	590	12,284,367	100.0%	$457,413	100.0%	$37.24

________________________

(1)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and lease renewal options not executed as of March 31, 2015.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2015	Los Angeles	38	236,457	2.0%	$7,883	1.7%	$33.34
	Orange County	3	16,953	0.1%	487	0.1%	28.73
	San Diego	19	279,368	2.3%	8,512	1.9%	30.47
	San Francisco Bay Area	13	162,403	1.3%	6,493	1.4%	39.98
	Greater Seattle	8	171,399	1.4%	4,104	0.9%	23.94
	Total	81	866,580	7.1%	$27,479	6.0%	$31.71

2016	Los Angeles	46	281,809	2.3%	$9,472	2.1%	$33.61
	Orange County	3	26,914	0.2%	943	0.2%	35.04
	San Diego	18	291,845	2.4%	6,288	1.4%	21.55
	San Francisco Bay Area	9	118,349	1.0%	5,708	1.2%	48.23
	Greater Seattle	12	97,669	0.8%	2,567	0.6%	26.28
	Total	88	816,586	6.7%	$24,978	5.5%	$30.59

2017	Los Angeles	54	466,174	3.8%	$15,747	3.4%	$33.78
	Orange County	10	81,042	0.7%	3,077	0.7%	37.97
	San Diego	15	712,355	5.8%	22,629	5.0%	31.77
	San Francisco Bay Area	17	255,590	2.1%	10,763	2.4%	42.11
	Greater Seattle	12	267,978	2.2%	8,423	1.8%	31.43
	Total	108	1,783,139	14.6%	$60,639	13.3%	$34.01

2018	Los Angeles	30	165,003	1.3%	$5,242	1.1%	$31.77
	Orange County	2	17,173	0.1%	608	0.1%	35.40
	San Diego	10	503,723	4.1%	21,619	4.8%	42.92
	San Francisco Bay Area	13	299,438	2.4%	15,109	3.3%	50.46
	Greater Seattle	13	351,939	2.9%	11,174	2.4%	31.75
	Total	68	1,337,276	10.8%	$53,752	11.7%	$40.20

2019	Los Angeles	27	427,670	3.5%	$13,820	3.0%	$32.31
	Orange County	6	77,922	0.6%	3,234	0.7%	41.50
	San Diego	13	211,938	1.7%	7,363	1.6%	34.74
	San Francisco Bay Area	19	582,085	4.7%	23,826	5.2%	40.93
	Greater Seattle	16	187,555	1.5%	5,834	1.3%	31.11
	Total	81	1,487,170	12.0%	$54,077	11.8%	$36.36

2020 and Beyond	Los Angeles	59	1,590,392	12.9%	$54,503	11.9%	$34.27
	Orange County	4	37,421	0.3%	1,162	0.3%	31.05
	San Diego	28	1,152,813	9.4%	45,435	9.9%	39.41
	San Francisco Bay Area	41	2,285,377	18.6%	102,723	22.5%	44.95
	Greater Seattle	32	927,613	7.6%	32,665	7.1%	35.21
	Total	164	5,993,616	48.8%	$236,488	51.7%	$39.46

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2015 and 2016
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2015:
Q2 2015	17	108,669	0.9%	$4,182	0.9%	$38.48
Q3 2015	41	462,050	3.8%	14,714	3.2%	31.85
Q4 2015	23	295,861	2.4%	8,583	1.9%	29.01
Total 2015	81	866,580	7.1%	$27,479	6.0%	$31.71

2016:
Q1 2016	24	218,140	1.8%	$6,570	1.5%	$30.12
Q2 2016	14	178,878	1.5%	3,463	0.8%	19.36
Q3 2016	26	213,905	1.7%	7,060	1.5%	33.01
Q4 2016	24	205,663	1.7%	7,885	1.7%	38.34
Total 2016	88	816,586	6.7%	$24,978	5.5%	$30.59

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation (2)	$28,344	663,239	6.2%	5.1%
DIRECTV, LLC	22,480	667,852	4.9%	5.1%
Synopsys, Inc.	15,364	340,913	3.4%	2.6%
Bridgepoint Education, Inc	15,066	322,342	3.3%	2.5%
Intuit, Inc.	13,489	465,812	3.0%	3.6%
Delta Dental of California	10,718	199,229	2.3%	1.5%
AMN Healthcare, Inc.	9,001	176,075	2.0%	1.3%
Scan Group (3)(4)	6,911	218,742	1.5%	1.7%
Concur Technologies	6,562	183,279	1.4%	1.4%
Group Health Cooperative	6,372	183,422	1.4%	1.4%
Neurocrine Biosciences, Inc.	6,366	140,591	1.4%	1.1%
Institute for Systems Biology	6,207	140,605	1.4%	1.1%
Fish & Richardson, P.C.	6,071	139,547	1.3%	1.1%
Pac-12 Enterprises, LLC	5,603	131,749	1.2%	1.0%
Splunk, Inc.	5,413	95,008	1.2%	0.7%

Total Top Fifteen Tenants	$163,967	4,068,405	35.9%	31.2%

________________________

(1)	The information presented is as of March 31, 2015 and excludes properties held for sale at March 31, 2015. See page 21, "2015 Dispositions and Operating Properties Held for Sale"

(2)	In January 2015, Apple subleased 431,000 square feet of office space from LinkedIn for the remaining term of the lease (approximately twelve years).

(3)	The Company has entered into leases with various affiliates of the tenant.

(4)
In December 2013, Scan Group renewed and expanded their lease at Kilroy Airport Center in Long Beach, CA. As of March 31, 2015, revenue recognition had not commenced for the expansion premises. The annualized base rental revenue and rentable square feet presented in this table include the projected annualized base rental revenue of approximately $1.6 million and rentable square feet of approximately 50,000 for the expansion premises.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

2015 Dispositions and Operating Properties Held for Sale
($ in millions)

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
17150 Von Karman, Irvine, CA	Irvine	January	8.5	$26.0

OPERATING PROPERTIES HELD FOR SALE AS OF MARCH 31, 2015
Property	Submarket	Anticipated Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
15050 NE 36th Street, Redmond, WA	Redmond	April 2015	1	122,103	$51.2
San Diego Properties (2)	Sorrento Mesa / UTC	2Q 2015	9	922,741	258.0
Total operating properties held for sale			10	1,044,844	$309.2

_____________________

(1)	Represents gross sales price before the impact of commissions, closing costs and for the San Diego Properties, approximately $9.4 million of purchase price credits.

(2)
The San Diego Properties include the following: 6260 Sequence Drive, 6290 Sequence Drive, 6310 Sequence Drive, 6340 Sequence Drive, 6350 Sequence Drive, 10770 Wateridge Circle, 4921 Directors Place, 6200 Greenwich Drive, and 6220 Greenwich Drive. The properties are being sold in two tranches. The company completed the sale of the first tranche for gross proceeds of approximately $95.0 million on April 15, 2015, and expects to close the second tranche later in the second quarter of 2015.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

In-Process and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 3/31/2015 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
350 Mission Street	San Francisco	4Q 2012	4Q 2015	4Q 2015	450,000	$280.0	$199.0	100%
333 Brannan Street	San Francisco	4Q 2013	4Q 2015	4Q 2015	185,000	105.0	64.0	100%
Crossing/900 (2)	Redwood City	4Q 2013	4Q 2015	1Q 2017	339,000	190.0	128.4	100%

Los Angeles
Columbia Square Office and Historic (3)	Hollywood	2Q 2013 – 3Q 2013	2Q 2015 – 1Q 2016	2Q 2015 – 1Q 2017	480,000	300.0	187.3	66%
Columbia Square Residential (3)	Hollywood	3Q 2013	1Q 2016	1Q 2017	205,000	140.0	53.8	—%

San Diego
The Heights at Del Mar	Del Mar	4Q 2014	4Q 2015	4Q 2016	73,000	45.0	22.0	—%
TOTAL:					1,732,000	$1,060.0	$654.5	85%

FUTURE DEVELOPMENT PIPELINE:	Location		Approx. Developable Square Feet		Total Costs as of 3/31/2015 (1)
Greater Seattle
333 Dexter (4)	South Lake Union		700,000		$52.7

San Francisco Bay Area
The Exchange on 16th (5)	San Francisco		680,000		108.0
Flower Mart	San Francisco		TBD		86.1

Los Angeles
Academy Project	Hollywood		475,000		54.0

San Diego
9455 Towne Centre Drive (6)	San Diego		150,000		4.8
Carlsbad Oaks – Lots 4, 5, 7 & 8	Carlsbad		288,000		18.6
One Paseo	Del Mar		TBD		169.7
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		13.8
Santa Fe Summit – Phase II and III	56 Corridor		600,000		78.1
Sorrento Gateway – Lot 2	Sorrento Mesa		80,000		12.2
TOTAL:					$598.0

________________________

(1)	Represents cash paid and costs incurred as of March 31, 2015.

(2)
The Company anticipates the first building, totaling approximately 226,000 square feet, to be completed in the fourth quarter of 2015 and the second building, totaling approximately 113,000 square feet, to be completed by the first quarter of 2017.

(3)
In the second quarter of 2013, the Company commenced redevelopment of Phase I comprised of the historical buildings encompassing approximately 110,000 rentable square feet.  In the third quarter of 2013, the Company commenced development of Phase II comprised of approximately 370,000 rentable square feet for the office component and development of Phase III comprised of approximately 205,000 rentable square feet for the residential component.

(4)
In the first quarter of 2015, the Company closed on four adjacent parcels in the South Lake Union district for a total purchase price of $49.5 million and approximately $2.4 million in transaction costs and accrued liabilities.

(5)	The Company is currently projecting that it may commence construction on the 3.1 acre site located in the Mission Bay district in Q2 2015 depending upon market conditions.

(6)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Capital Structure
As of March 31, 2015
($ in thousands)

	Shares/Units March 31, 2015	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Revolving Credit Facility		$130,000	1.4%
Unsecured Term Loan Facility		150,000	1.6%
Unsecured Term Loan		39,000	0.4%
Unsecured Senior Notes due 2015 (1)		325,000	3.4%
Unsecured Senior Notes due 2018 (1)		325,000	3.4%
Unsecured Senior Notes due 2020 (1)		250,000	2.6%
Unsecured Senior Notes due 2023 (1)		300,000	3.2%
Unsecured Senior Notes due 2029 (1)		400,000	4.2%
Secured Debt (1)		507,550	5.4%
Total Debt		$2,426,550	25.6%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	$100,000	1.1%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.1%
Common limited partnership units outstanding (3)	1,793,170	136,586	1.4%
Shares of common stock outstanding (3)	88,031,377	6,705,350	70.8%
Total Equity and Noncontrolling Interests		$7,041,936	74.4%
TOTAL MARKET CAPITALIZATION		$9,468,486	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of net unamortized premiums as of March 31, 2015. The aggregate net unamortized premiums totaled approximately $3.5 million as of March 31, 2015.

(2)	Value based on $25.00 per share liquidation preference.

(3)	Value based on closing share price of $76.17 as of March 31, 2015.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Debt Analysis
As of March 31, 2015 ($ in millions)

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	79.1%	4.3%	6.3
Secured Debt	20.9%	5.2%	4.2
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	13.2%	1.5%	4.3
Fixed-Rate Debt	86.8%	4.9%	6.1

Stated Interest Rate		4.4%	5.8

GAAP Effective Rate		4.3%

GAAP Effective Rate Including Debt Issuance Costs		4.5%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of March 31, 2015
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	31%
Fixed charge coverage ratio	greater than 1.5x	2.6x
Unsecured debt ratio	greater than 1.67x	2.89x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.62x

Unsecured Senior Notes due 2015, 2018, 2020, 2023 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	38%
Interest coverage	greater than 1.5x	5.4x
Secured debt to total asset value	less than 40%	8%
Unencumbered asset pool value to unsecured debt	greater than 150%	275%

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	2015	2016	2017	2018	2019	After 2019	Total (1)

Unsecured Debt:
Floating (2)	1.43%	1.43%	7/1/2019					$130,000		$130,000
Floating (3)	1.58%	1.58%	7/1/2019					150,000		150,000
Floating (3)	1.58%	1.58%	7/1/2019					39,000		39,000
Fixed	5.00%	5.01%	11/3/2015	325,000						325,000
Fixed	4.80%	4.83%	7/15/2018				325,000			325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.26%	4.30%		325,000	—	—	325,000	319,000	950,000	1,919,000

Secured Debt:
Fixed (4)	5.09%	3.50%	8/7/2015	34,000						34,000
Fixed (4)	5.23%	3.50%	1/1/2016	676	50,969					51,645
Fixed (4)	5.57%	3.25%	2/11/2016	479	38,694					39,173
Fixed	6.51%	6.51%	2/1/2017	820	1,157	64,406				66,383
Fixed	7.15%	7.15%	5/1/2017	1,953	2,772	1,215				5,940
Fixed	4.27%	4.27%	2/1/2018	1,849	2,559	2,671	123,085			130,164
Fixed (4)	6.05%	3.50%	6/1/2019	1,156	1,626	1,727	1,835	74,479		80,823
Fixed	4.48%	4.48%	7/1/2027	646	1,600	1,673	1,749	1,830	89,502	97,000
Fixed	Various	Various	Various	51	54	56	59	60	2,142	2,422

Total secured debt	5.18%	4.30%		41,630	99,431	71,748	126,728	76,369	91,644	507,550

Total	4.45%	4.30%		$366,630	$99,431	$71,748	$451,728	$395,369	$1,041,644	$2,426,550

________________________

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums as of March 31, 2015. The aggregate net unamortized premiums totaled approximately $3.5 million as of March 31, 2015.

(2)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.250% at March 31, 2015.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.400% at March 31, 2015.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on April 29, 2015 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of March 31, 2015. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014
Adjusted Same Store Cash Net Operating Income	$71,802	$71,970
Adjustments to 2015 and 2014:
Property expenses related to insurance proceeds and nonrecurring property damage legal fees	649	(1,039)
Same Store Cash Net Operating Income	$72,451	$70,931
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	12,076	8,388
GAAP Operating Expenses Adjustments, net	(196)	21
Same Store GAAP Net Operating Income	84,331	79,340
Non-Same Store GAAP Net Operating Income	23,304	8,184
Net Operating Income excluding discontinued operations	107,635	87,524
Net Operating Income from discontinued operations	—	1,609
Net Operating Income, as defined (1)	107,635	89,133
Adjustments:
General and administrative expenses	(12,768)	(10,811)
Acquisition-related expenses	(128)	(228)
Depreciation and amortization (including discontinued operations)	(51,487)	(49,202)
Interest income and other net investment gains	360	177
Interest expense	(16,878)	(17,252)
Gain on sale of land	17,268	—
Gains on dispositions of discontinued operations	—	90,115
Net Income	44,002	101,932
Net income attributable to noncontrolling common units of the Operating Partnership	(815)	(2,087)
Preferred dividends	(3,313)	(3,313)
Net Income Available to Common Stockholders	$39,874	$96,532

________________________

(1)	Please refer to page 26 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014
Net Income Available to Common Stockholders	$39,874	$96,532
Interest expense	16,878	17,252
Depreciation and amortization (including discontinued operations)	51,487	49,202
Net income attributable to noncontrolling common units of the Operating Partnership	815	2,087
Gains on dispositions of discontinued operations	—	(90,115)
Preferred dividends	3,313	3,313

EBITDA (1)	$112,367	$78,271

________________________

(1)	Please refer to page 27 for a Management Statement on EBITDA.

Kilroy Realty Corporation
First Quarter 2015 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014
Funds Available for Distribution (1)	$61,277	$38,348
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	9,602	13,067
Depreciation for furniture, fixtures and equipment	644	485
Preferred dividends	3,313	3,313
Net changes in operating assets and liabilities and other adjustments (2)	(19,857)	(10,132)

GAAP Net Cash Provided by Operating Activities	$54,979	$45,081

________________________

(1)	Please refer to page 28 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.